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                                                                   EXHIBIT 23.4

                             [ARTHUR ANDERSEN LETTERHEAD]



                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 15, 2001